UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2015

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On June 22, 2015, MidWestOne Financial Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 300,000 newly issued shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) at a purchase price of $28.00 per share (the “Private Placement”). Each of the Purchasers was an existing shareholder of the Company. The gross proceeds of the Private Placement were $8.4 million, with placement agent fees and other expenses of approximately $0.5 million, resulting in net proceeds to the Company of approximately $7.9 million. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions. The Private Placement closed on June 23, 2015.
In connection with the Purchase Agreement and the Private Placement, on June 22, 2015, the Company also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 60 days following the closing of the Private Placement for purposes of registering the resale of the shares of Common Stock issued in the Private Placement. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than the earlier of (i) the 150th calendar day following the closing of the Private Placement and (ii) the 5th trading day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company also agreed to use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act of 1933, as amended, until the earlier of (i) such time as all of the registrable securities covered by such Registration Statement have been publicly sold by the holders or (ii) the date that all registrable securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner of sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected holders.
The foregoing description of the Purchase Agreement and Registration Rights Agreement is a summary and is qualified in its entirety by reference to the form of Securities Purchase Agreement and form of Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the Company’s press release, dated June 23, 2015, announcing the completion of the Private Placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02.     Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the offer and sale of the shares of Common Stock to the Purchasers pursuant to the Purchase Agreement is incorporated herein by reference. The shares of Common Stock issued and sold under the Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated June 22, 2015
10.2	Form of Registration Rights Agreement, dated June 22, 2015
99.1	Press Release of MidWestOne Financial Group, Inc., dated June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	June 23, 2015	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer